                                                                     EXHIBIT 5.1



(214) 969-1700


                                November 14, 1997


Source Media, Inc.
5400 LBJ Freeway, Suite 680
Dallas, Texas 75240

         Re: Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel for Source Media, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the proposed sale of up to 33,000 shares (the "Shares") of Common Stock of the Company by a certain shareholder of the Company (the "Selling Shareholder"). The Shares are proposed to be sold by the Selling Shareholder in the manner set forth under the caption "Plan of Distribution" in the Prospectus constituting
Part I of the Registration Statement.

         In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, certificates of public officials and other instruments and documents as we have deemed necessary to require as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon statements of officers of the Company.

         On the basis of the foregoing and in reliance thereon, we advise you that in our opinion the Shares are legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 of the Registration Statement and to the reference to us in the Prospectus under the caption "Legal Matters". In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.



                                          Respectfully submitted,

                                          THOMPSON & KNIGHT
                                          A Professional Corporation



                                          By: /s/ Michael L. Bengtson
                                             ----------------------------------
                                             Michael L. Bengtson, Shareholder